Panglobal Brands Inc. Voluntarily Intends to File Form 15 to Suspend SEC
Reporting Obligations
Will continue to be Quoted on Pink Sheets

Press Release Source: Panglobal Brands Inc. On Friday March 19, 2010, 7:54 pm EDT

LOS ANGELES--(BUSINESS WIRE)--Panglobal Brands Inc. (the “Company”) (OTCBB: PNGB - News) today announced its Board of Directors unanimously approved the voluntary suspension of its duty to file SEC reports and the voluntary deregistration of its common stock. These actions will result in the Company no longer being a reporting issuer to the SEC and the Company’s common shares no longer being quoted on the Over the Counter Bulletin Board. In accordance with the resolutions adopted by its Board of Directors, the Company will file a Certification and Notice of Termination of Registration under Section 12(g) of the Securities Exchange Act of 1934 or Suspension of Duty to File Reports under Sections 13 and 15(d) of the Securities Exchange Act of 1934 on Form 15 with the Securities and Exchange Commission (SEC). The Company is eligible to suspend its reporting obligations and deregister its common stock because there are less than 300 holders of record of the Company’s common stock. The Company expects that the deregistration of its common stock will become effective 90 days after the date of filing of Form 15 with the SEC. The Company intends filing Form 15 on April 9, 2010.

Upon the filing of Form 15, the Company's obligation to file periodic and current reports with the SEC, including Forms 10-K, 10-Q, and 8-K, will be immediately suspended and the Company’s common shares will no longer be quoted on the Over the Counter Bulletin Board, but they will continue to be quoted on the Pink Sheets under the symbol PNGB. Further, the Company is still in the hearing process, but believes that it was not successful in its appeal to remain as eligible to trade on the OTCBB (see Company press release dated March 10, 2010) and the Company’s shares may be removed from trading on the OTCBB and be available for trading on the Pink Sheets at a date prior to April 9, 2010.

In reaching its decision, the Company’s Board of Directors consulted with external advisors and evaluated the advantages and disadvantages of continuing to operate as a reporting company in light of such factors as the costs and expenses of compliance with the SEC reporting requirements. These requirements include the Sarbanes-Oxley Act of 2002, the ongoing burden associated with the preparation and filing of annual, quarterly and current reports with the SEC and the substantial diversion of management’s time and efforts from the tasks required to develop the Company’s business and shareholder value. The Board of Directors also considered the current decline in the economy and the impact it has had on the public markets.

In reaching its decision, the Board of Directors also considered that as of fiscal year 2010, if the Company were to remain as a reporting issuer, its auditors would be required to attest to management’s assessment of the Company's internal control over financial reporting. Management expects that this requirement under Section 404 of the Sarbanes-Oxley Act of 202 for the auditor’s attestation report would add a substantial amount to the Company’s audit fee expense for this current fiscal year. Furthermore, management expects that satisfying this requirement would require a considerable increase in the workload placed on the Company’s directors, officers and consultants.

Charles Lesser, the Company’s CEO said, “The current market conditions, auditing, legal and other expenses required to comply with the SEC reporting requirements make it untenable for us to continue to be a reporting company at this time. We want to focus on re-building our apparel business and creating shareholder value for the future. We intend to continue to share quarterly, annual and other Company information with our shareholders.”

About Panglobal Brands Inc.

Panglobal Brands Inc. is committed to building a diverse stable of apparel brands, capitalizing on opportunities to participate in the hottest fashion trends as they happen. Our business strategy is to create a balance with dynamic branded products and the traditionally more stable private label apparel business by selling branded products through specialty retailers and by running a private label division catering to department store chains. Our current brands include: SoSik, which represents affordable fashions for the burgeoning junior market; Scrapbook and Crafty Couture, which are aimed at the teen and junior markets and feature mix and match knits; and Haven, a value oriented contemporary print dress label.

This strategy plus a management team with significant apparel industry experience, enables Panglobal Brands to bring high-value products to market at competitive price points.

Legal notice regarding Forward Looking Statements

This release contains "forward looking statements”. Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, goals, assumptions or future events or performance are not statements of historical fact and are "forward looking statements”. Forward looking statements are based on expectations, estimates and projections at the time the statements are made that involve a number of risks and uncertainties which could cause actual results or events to differ materially from those presently anticipated. Forward looking statements in this Press Release include that (a) our common shares will continue to be quoted on the Pink Sheets, (b) we will file a Certification and Notice of Termination of Registration on Form 15 with the SEC to effect this termination, (c) the deregistration of our common stock will become effective 90 days after the date of filing of Form 15, (d) we intend to continue to share quarterly, annual and other Company information with our shareholders, (e) if the Company were to remain as a reporting issuer, its auditors would be required to attest to our management’s assessment of the Company's internal control over financial reporting and (f) the new requirement for the auditor’s attestation report would add substantially to the Company’s annual audit fee expenses.

We undertake no obligation and do not intend to update these forward looking statements to reflect events or circumstances occurring after this press release. You are cautioned not to place undue reliance on these forward looking statements. All forward looking statements are qualified in their entirety by this cautionary statement.

Contact:

Panglobal Brands Inc.
Charles Lesser, 323-266-6500
Chief Executive Officer